UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

SONOCO PRODUCTS COMPANY

(Exact name of registrant as specified in charter)

South Carolina	001-11261	57-0248420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Second St.

Hartsville, South Carolina 29550

(Address of principal executive offices) (Zip Code)

(843) 383-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2022, Sonoco Products Company (the “Company”) promoted Rob Dillard to the position of Chief Financial Officer, effective as of July 1, 2022.

Mr. Dillard, age 48, joined the Company in 2018 and has led the Company’s corporate strategy and mergers and acquisitions activities. Mr. Dillard was most recently the Company’s Chief Strategy Officer and holds a BA in Economics along with an MBA from the University of North Carolina. Mr. Dillard will continue to report to the Company’s Chief Executive Officer.

In connection with Mr. Dillard’s promotion to Chief Financial Officer, the Company’s Executive Compensation Committee (the “Executive Compensation Committee”) approved the following adjustments to his compensation, effective as of June 15, 2022: (i) Mr. Dillard’s annual base salary will be increased by 20% from $496,560 to $595,872 and (ii) Mr. Dillard’s threshold, target and maximum payouts under the Company’s Annual Cash Incentive Plan (expressed as a percentage of annual base salary) will be increased from 28%, 70% and 140% to 34%, 85% and 170%, respectively. In addition, the Executive Compensation Committee has determined that Mr. Dillard will be granted an award of restricted stock units under the Company’s 2019 Omnibus Incentive Plan with a grant date value equal to $500,000, which award will be eligible to vest in full on the fifth anniversary of the date of grant, subject to Mr. Dillard’s continuous employment through such vesting date. The increase in annual base salary and annual cash incentive compensation, as well as the award of restricted stock units, were determined using national market surveys and peer company data consistent with the Executive Compensation Committee’s existing practices. Mr. Dillard will continue to be eligible to participate in the Company’s Change-in-Control Plan.

There are no family relationships between Mr. Dillard and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. There are no arrangements or understandings with any other person pursuant to which Mr. Dillard will be appointed as the Company’s Chief Financial Officer.

Item 7.01	Financial Statements and Exhibits.

On June 15, 2022, the Company issued a press release announcing the appointment of Mr. Dillard to the position of Chief Financial Officer as described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Sonoco Products Company, dated June 15, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: June 15, 2022	By:	/s/ John M. Florence, Jr.
Name: John M. Florence, Jr.
Title: Vice President, Tubes and Cores, U.S. and Canada, General Counsel and Corporate Secretary